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                                                                    Exhibit 10.1

                             EMPLOYMENT AGREEMENT


          THIS AGREEMENT is made as of April 30, 2000, between The Derby Cycle Corporation, a Delaware corporation (the "Company"), and Nancy Uridil ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

          2.   Position and Duties.

          (a) During the Employment Period, Executive shall serve as the Global Sourcing Vice President of the Company and shall have the duties and responsibilities set forth in Exhibit A attached hereto and such other normal
                              ----------
duties, responsibilities and authority of the Global Sourcing Vice President, subject to the power of the Company's President and the Company's board of directors ("Board") to expand or limit such duties, responsibilities and authority and to override actions of officers of the Company.

          (b) During the Employment Period, Executive shall report to the Company's President and shall devote her best efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries. Executive shall perform her duties and responsibilities to the Company and its subsidiaries hereunder to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner. The Executive and the Company hereby agree that the Executive's principal office will be located in the Stamford, Connecticut area.

          3.   Compensation and Benefits.

          (a) During the Employment Period, Executive's base salary shall be $225,000 per annum or such higher rate as the Company's President and the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs (including medical, pension and life insurance) for which senior executive employees of the Company are generally eligible, and Executive shall be entitled to three weeks of paid vacation each year, which if not taken during any year may not be carried forward to any subsequent year. Such vacation shall be taken at such time or times as the Company's President approves in advance.

          (b) For each calendar year during the Employment Period, beginning with calendar year 2000, the Company shall pay to the Executive a bonus equal to thirty-five percent
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(35%) of her Base Salary based upon the achievement of financial targets for the
Company for such fiscal year, with such financial targets to be determined by the Board; provided that, at the discretion of the President and the Board, a lower bonus may be paid if such financial targets are not met and a higher bonus may be paid if such financial targets are exceeded. Executive shall also be eligible for a discretionary bonus, with the grant and amount of such bonus, if any, to be at the sole discretion of the Company's President and Board.

          (c) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by her in the course of performing her duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (d) In connection with Executive's relocation to the Stamford, Connecticut area, Executive shall be reimbursed for her reasonable relocation expenses, including real estate agent fees for selling her current residence, moving expenses, legal fees associated with the closing on a new property in the Stamford, Connecticut area and reasonable house hunting expenses, including reasonable temporary housing expenses, if required.

          4.   Termination.

          (a) The Employment Period shall continue until Executive's resignation, death or disability or other incapacity (as determined by the Board in its good faith judgment) or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company (the "Termination Date"); provided that, the Executive hereby agrees not to resign from the Company and the Company hereby agrees not to terminate the Executive's employment without Cause until and unless the party terminating such employment provides to the other nine months prior written notice. The Company may (in its absolute discretion at any time after notice of termination has been given under this paragraph 4(a)) pay the Executive her remuneration due under this Agreement for and in lieu of any unexpired period of notice, in which event this Agreement and the Executive's employment with the Company shall terminate with immediate effect from the date upon which such payment is made.

          (b) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration. The Company may offset any amounts Executive owes it or its subsidiaries against any amounts it owes Executive hereunder.

          (c) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers, (ii) chronic drug or alcohol abuse or other repeated conduct causing the Company or any of its subsidiaries substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or the Company's President, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any other material breach of this Agreement.

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          5.   Confidential Information.  Executive acknowledges that the information, observations and data (including trade secrets) obtained by her while employed by the Company and its subsidiaries concerning the business or affairs of the Company, and its subsidiaries ("Confidential Information") are the property of the Company or such subsidiaries. Therefore, Executive agrees that she shall not disclose to any unauthorized person or use for her own purposes any Confidential Information without the prior written consent of the Board.

          6.   Non-Compete, Non-Solicitation.

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of her employment with the Company and its subsidiaries she shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its subsidiaries and that her services shall be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), she shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its subsidiaries, as such businesses exist, within any geographical area in which the Company or its subsidiaries engage in such businesses.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any of its subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its subsidiaries).

          (c) If, at the time of enforcement of paragraphs 5 or 6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. In the event a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          7. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which she is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery

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of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that she has consulted with independent legal counsel regarding her rights and obligations under this Agreement and that she fully understands the terms and conditions contained herein.

          8. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Letter Agreement between the parties hereto, dated on or about November 19, 1999), but excluding any breaches thereof by either party prior to the date hereof.

          9. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement shall be governed, construed and interpreted under the laws of the state of New York without giving any effect to any choice of law rules of any state.


                                 *  *  *  *  *

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    THE DERBY CYCLE CORPORATION

                                        /s/ Gary S. Matthews
                                    By:____________________________________

                                         Chief Executive Officer
                                    Its:___________________________________





                                     /s/ Nancy E. Uridil
                                    _______________________________________
                                    NANCY URIDIL